UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

LIMESTONE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	⃞

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2018, the boards of Limestone Bancorp, Inc. (LMST), and Limestone Bank, Inc., voted to increase the total number of directors of each board from 7 to 8 and appointed Celia Catlett to fill the vacancies.   Ms. Catlett’s term began on September 26, 2018.  Ms. Catlett is expected to serve on the following committees of LMST’s board: Audit, Compensation, and Nominating and Corporate Governance.

Catlett has served in various roles at Texas Roadhouse since 2005, including her current role as General Counsel and member of the executive team beginning in 2013. Additionally, she has served as corporate secretary since 2011. Prior to joining Texas Roadhouse, Catlett practiced law in New York.

Ms. Catlett will be compensated in accordance with LMST’s previously adopted non-employee director compensation schedule, as described in LMST’s proxy statement for its 2018 annual meeting of shareholders.  In connection with her appointment, the Compensation Committee granted Ms. Catlett 1,347 restricted stock units, all of which will vest on December 31, 2018, provided she continues to serve on such date.

Except as otherwise disclosed herein, there are no transactions between LMST and Ms. Catlett requiring disclosure under this Item 5.02.

A copy of the press release announcing this change is attached as Exhibit 99.1 to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
Exhibit No.	Description of Exhibit
99.1	Press Release issued by Limestone Bancorp, Inc., dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2018	Limestone Bancorp, Inc.

	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Limestone Bancorp, Inc., dated September 26, 2018.